EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-76878, No. 33-76884, No. 33-76882 and
333-432111) of BankUnited Financial Corporation of our report dated December 14, 1996 appearing on page 54 of this Form 10-K/A.



/s/ PRICE WATERHOUSE LLP
-------------------------
PRICE WATERHOUSE LLP
Miami, Florida
December 14, 1996